Exhibit 10.3

FLUIDIGM CORPORATION

2009 EQUITY INCENTIVE PLAN

(As adopted on April 30, 2009, as amended on November 10, 2009)

1.        Purposes of the Plan.  The purposes of this Plan are:

—	to attract and retain the best available personnel for positions of substantial responsibility,

—	to provide additional incentive to Employees, Directors and Consultants, and

—	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2.        Definitions.  As used herein, the following definitions will apply:

(a)        “Administrator”  means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Applicable Laws”  means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)        “Award”  means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d)        “Award Agreement”  means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)        “Board”  means the Board of Directors of the Company.

(f)        “Change in Control”  means the occurrence of any of the following events:

(i)      Change in Ownership of the Company.   A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in

Control. For purposes of this clause (i), if any Person is considered to own fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock of the Company by the same Person will not be considered a Change in Control; or

(ii)     Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)        “Code”  means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)        “Committee”  means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(i)        “Common Stock”  means the common stock of the Company.

(j)        “Company”  means Fluidigm Corporation, a Delaware corporation, or any successor thereto.

(k)        “Consultant”  means any individual, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity. For the avoidance of doubt, the term “Consultant” shall not include any entity or any non-natural person.

(l)         “Director”  means a member of the Board.

(m)       “Disability”  means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)        “Employee”  means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)        “Exchange Act”  means the Securities Exchange Act of 1934, as amended.

(p)        “Exchange Program”  means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)        “Fair Market Value”  means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)        “Incentive Stock Option”  means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(s)        “Nonstatutory Stock Option”  means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(t)        “Option”  means a stock option granted pursuant to the Plan.

(u)        “Parent”  means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(v)        “Participant”  means the holder of an outstanding Award.

(w)       “Period of Restriction”  means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(x)        “Plan”  means this 2009 Equity Incentive Plan.

(y) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(z)        “Restricted Stock Unit”  means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(aa)      “Service Provider”  means an Employee, Director or Consultant.

(bb)      “Share”  means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(cc)      “Stock Appreciation Right”  means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(dd)      “Subsidiary”  means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.        Stock Subject to the Plan.

(a)        Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 1,746,478 Shares, plus any Shares subject to stock options or similar awards granted under the Fluidigm Corporation 1999 Stock Option Plan (the “1999 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan equal to 2,161,997 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b)        Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c)        Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        Administration of the Plan.

(a)        Procedure.

(i)         Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)        Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)        Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)         to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)          to determine the number of Shares to be covered by each Award granted hereunder;

(iv)          to approve forms of Award Agreements for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)          to institute and determine the terms and conditions of an Exchange Program;

(vii)         to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)          to modify or amend each Award (subject to Section 18(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(x)           to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi)          to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)         to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)        to make all other determinations deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.        Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6

6.        Stock Options.

(a)        Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Option Agreement.  Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d)        Term of Option.  The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)        Option Exercise Price and Consideration.

(i)        Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)       Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

7

(iii)      Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f)        Exercise of Option.

(i)        Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)      Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the

Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)      Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)      Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.        Stock Appreciation Rights.

(a)        Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)        Exercise Price and Other Terms.  The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)        Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.        Restricted Stock.

(a)        Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)        Transferability.  Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)        Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)        Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)        Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)        Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)        Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.        Restricted Stock Units.

(a)        Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)        Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)        Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)        Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)        Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.      Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11.      Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.      Limited Transferability of Awards.

(a)        Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(b)        Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13.      Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)        Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b)        Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)        Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control (subject to the provisions of the proceeding paragraph); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 13(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14.        Tax Withholding.

(a)        Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)        Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.        No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.        Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.        Term of Plan.  Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18.        Amendment and Termination of the Plan.

(a)        Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.        Conditions Upon Issuance of Shares.

(a)        Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.        Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.        Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.        Information to Participants.  Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than one hundred-eighty (180) days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

APPENDIX A

FLUIDIGM CORPORATION

2009 EQUITY INCENTIVE PLAN

Additional Terms and Conditions for Options received by Employees Resident in the

Netherlands

The additional terms and conditions detailed below are to be read in conjunction with the Plan and the Award Agreement relating to Options granted to Employees resident in the Netherlands. Any terms and provisions not specifically defined below for Employees subject to the laws of the Netherlands will have the same meaning as defined in the Plan and the applicable Award Agreement.

1.        Definitions.  Notwithstanding the provisions of the Plan, the following definitions shall apply for Options granted to Employees resident in the Netherlands.

(a)        Acknowledgement Date.  “Acknowledgement Date” means the date upon which an Award Agreement is signed and returned to the Company (or the Employee’s employer if so designated by the Company) by the Employee.

(c)        Employee.  “Employee” means any person permanently employed by the Company or any Parent or Subsidiary of the Company based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirments and provisions of the applicable Dutch laws, including the provisions of the Dutch Civil Code (Burgerlijk Wetboek). The term “Employee”, however, shall not include an individual who, either by himself or through his Relative or through a corporate entity, holds, directly or indirectly, five percent (5%) or more of the equity of the Company.

(d)        Relative.  “Relative” means immediate relative, namely one’s spouse, parent, parent of spouse, brother, sister, brother of spouse, sister of spouse or child of the person or spouse.

2.        Eligibility.  Notwithstanding the provisions of the Plan, Options granted to residents of the Netherlands may only be granted to Employees who, either by themselves or through a corporate entity or through his Relative, do not hold, directly or indirectly, five percent (5%) or more of the equity of the Company. Consultants resident in the Netherlands shall not be eligible to receive Options.

Options may be granted to Employees in accordance with the terms of the Plan and this Appendix A to the Plan as the Administrator deems appropriate. In determining which Employees may be granted Options, the Administrator will take into account whether will provide additional incentive to Employees and whether such Options will promote the success of the Company’s business.

3.        Dutch Taxes.  Notwithstanding the provisions of the Plan and pursuant to Section 4(b)(viii) of this Plan, the following shall apply for residents in the Netherlands:

(a)        All tax and social security consequences and obligations regarding any other compulsory payments arising from the grant, possesion or exercise of any Options, from the payment for, or the subsequent possesion or disposition of or from any other event or act of the Company (or the Employee’s employer) or the Employee hereunder, shall be borne solely by the Employee, and the Employee shall indemnify the Company (or the Employee’s employer) and hold it harmless against and from any and all liability for any such tax or social security payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or social security payment from any payment made to the Employee.

(b)        The Company (or the Employee’s employer) is at any time entitled to withhold from wages payable to the Employee any tax and social security amounts due with respect to the grant or exercise of any Options.

(c)        On the Acknowledgement Date, the Employee may deliver to the Company a signed written notice in accordance with Article 10(a)(3) of the Dutch Wage Tax Act 1964 (Wet op de Loonbelasting 1964) (hereafter: the “Written Notice”) with respect to the Options. The Written Notice will indicate that Dutch withholding tax will be due upon exercise of the Options. If no such Written Notice has been received by the Company on the Acknowledgement Date, any withholding tax will automatically be due upon vesting of the Options.

The Company shall immediately send the Written Notice to the competent Dutch tax authorities. Notwithstanding the provisions under Section 6(f) of the Plan, if a Written Notice has been received by the Company on the Acknowledgement Date, the Options granted under Appendix A will not be exercisable until the competent Dutch tax authorities has received the Written Notice.

4.        Merger or Change in Control.  Notwithstanding the provisions of Section 13(c), if the successor corporation (or any parent or subsidiary thereof) intends to assume or substitute each outstanding Option in a merger of the Company with or into another corporation, or a Change in Control and the rules and regulations governing Options granted to Employees in the Netherlands (the “Netherlands Options”) do not permit assumption or substitution of the Netherlands Options in the same manner as other Options, then the Administrator, in its discretion, may provide for the termination of the Netherlands Options upon the consummation of the transaction or provide for the assumption or substitution of the Netherlands Options in a different manner than the assumption or substitution of other Options.

APPENDIX B

FLUIDIGM CORPORATION

2009 EQUITY INCENTIVE PLAN

Additional Terms and Conditions for Options received by Employees Resident in France

The additional terms and conditions detailed below are to be read in conjunction with the Plan and the Award Agreement relating to Options granted to Employees resident in France. Any terms and provisions not specifically defined below for Employees subject to the laws of France will have the same meaning as defined in the Plan and the applicable Award Agreement.

In order to promote compliance of the Plan with the principles set out by the French tax authorities in their regulations 4 N 2431 dated August 30, 1997, in furtherance of Article 80 bis III of the French Code Général des Impôts, any Option granted under the Plan to residents of France will be subject to the conditions stated below.

As a matter of principle, any provision included in the Plan, the Award Agreement or any other document evidencing the terms and conditions of an Option that would contravene any substantive principle set out in Articles L.225-177 to L.225-186 of the French Code de Commerce shall not be applicable to Participants who are residents of France.

1.        Definitions.  Notwithstanding the provisions of the Plan, the following definitions shall apply for Options granted to Employees resident in France.

(a)        Applicable Laws.  “Applicable Laws” means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and French corporate, securities, labor and tax laws.

(b)        Employee.  “Employee” means (i) any person employed by the Company or a branch of the Company or a Subsidiary in a salaried position within the meaning Applicable Laws, who does not own more than ten percent (10%) of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, and who is a resident of the Republic of France or (ii) any person employed by the Company or a branch of the Company or a Subsidiary who is a resident of the Republic of France for tax purposes or who performs his or her duties in France and is subject to French income social security contributions on his or her remuneration.

(c)        Fair Market Value.  “Fair Market Value” means, as of any date, the dollar value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or the Nasdaq Global Select Market of the Nasdaq Stock Market, its Fair Market Value will be the average quotation price for the last twenty (20) days preceding the date of determination for such Common Stock (or the average closing bid for such twenty (20) day period, if no sales were reported) as quoted on such exchange or system and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

 (ii)          If the Common Stock is quoted on the Nasdaq Stock market (but not on the Nasdaq Global Market or Nasdaq Global Select Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock for the last twenty (20) days preceding the date of determination; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(d)        Subsidiary.  “Subsidiary” means any participating subsidiary of the Company located in the Republic of France and that falls within the definition of “subsidiary” within the meaning of Section L. 225-180 paragraph 1 of the French commercial code.

(e)        Termination.  “Termination” means if the Participant is an Employee, the last day of any statutory or contractual notice period whether worked or not (provided, only the employer, and not the Participant, may decide whether the Participant works during the notice period) and irrespective of whether the termination of the employment agreement is due to resignation or dismissal of the Employee for any reason whatsoever; if the Participant is a corporate officer as defined in Section 2 of this Appendix B, Termination means the date on which he or she effectively leaves his or her position as a corporate officer for any reason whatsoever.

2.        Eligibility.  Options granted pursuant to this Appendix B may be granted only to Employees, the Président du conseil d’administration, the membres du directoire, the Directeur général, the directeurs généraux délégués, the Gérant of a company with capital divided by shares; provided, however, that the administrateurs and the membres du conseil de surveillance who are also Employees of the Subsidiary in accordance with a valid employment agreement pursuant to Applicable Laws may be granted Options hereunder. For the purpose of this Appendix B, when applicable, the rules set forth for an Employee will be applicable to the aforementioned corporate officers.

3.        Stock Subject to the Plan.  The total number of Options outstanding which may be exercised for newly issued Shares may at no time exceed that number equal to one-third (1/3rd) of the Company’s voting stock, whether preferred stock of the Company or Common Stock. If any Shares subject to Options are to consist of reacquired Shares, such Shares subject to Options must be purchased by the Company, in the limit of ten percent (10%) of its share capital, prior to the date of the grant of the corresponding new Option and must be reserved and set aside for such purposes. In addition, the new Option must be granted within one (1) year of the acquisition of the Shares underlying such new Option.

4.        Limitations Upon Granting of Options.

(a)        Declaration of Dividend; Capital Increase.  To the extent applicable to the Company, Options cannot be granted during the twenty (20) trading days from (i) the date the Common Stock is trading on an ex-dividend basis or (ii) a capital increase.

(b)        Non-Public Information.  To the extent applicable to the Company, the Company will not grant Options during the closed periods required under Section L 225-177 of the French Commercial Code. As a result, notwithstanding any other provision of the Plan, Options cannot be granted:

 (i)            during the ten (10) trading days preceding and following the date on which the consolidated accounts, or, if unavailable, the annual accounts, are made public;

(ii)            during the period between the date on which the Company’s governing bodies (i.e., the Board) become aware of information which, if made public, could have a material impact on the price of the Shares, and the date ten (10) trading days after such information is made public.

(c)        Right to Employment.  Neither the Plan nor any Option will confer upon any Participant any right with respect to continuing the Participant’s employment relationship with the Company or any Subsidiary.

5.        Exercise Price.  The exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator upon the date of grant of the Option and stated in the Award Agreement, but in no event will be less than the higher of (i) eighty percent (80%) of (A) the Fair Market Value on the date the Option is granted, or (B) if applicable, the average purchase price paid by the Company for such Shares, or (ii) the exercise price as determined under Section 6(e) of the Plan. The exercise price cannot be modified while an Option is outstanding, except as required by Applicable Laws.

6.        Term of Option.  The term of each Option will be as stated in the Award Agreement; provided, however, that the maximum term of an Option will not exceed ten (10) years from the date of grant of the Option.

7.        Exercise of Option; Restriction on Sale.

(a)        Except as otherwise explicitly set forth in the Award Agreement, Options granted hereunder may be not be exercised within one (1) year of the date the Option is granted (the “Initial Exercise Date”) whether or not the Option has vested prior to such time; provided, however, that the Initial Exercise Date will be automatically adjusted to conform with any changes under Applicable Laws so that the length of time from the date of grant to the Initial Exercise Date when added to the length of time in which Shares may not be disposed of after the Initial Exercise Date as provided in Section 7(b) below, will allow for favorable tax and social security treatment under Applicable Laws. Thereafter, Options may be exercised to the extent they have vested.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised together with any applicable withholding taxes and social security contributions. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan and to the extent permitted by Applicable Law.

(b)        The Shares subject to an Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before the date three (3) years from the Initial Exercise Date, except for any events provided for in Article 91 ter of Annex II to the French tax code; provided, however, that the duration of this restriction on sale will be automatically adjusted to conform with any changes to the holding period required for favorable tax and social security treatment under Applicable Laws to the extent permitted under Applicable Laws.

(c)        Termination of Employment Relationship.  Upon Termination of an Participant’s status as an Employee (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option within such period of time as specified in the Award Agreement, and only to the extent that the Participant was entitled to exercise it at the date of Termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of Termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If, after Termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d)        Disability of Participant.  Upon Termination of a Participant’s status as an Employee terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within such period of time as specified in the Award Agreement, but only to the extent that the Participant was entitled to exercise it at the date of such Termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of Termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If, after Termination, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e)        Death of Participant.  In the event of the death of a Participant while an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option will revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will immediately revert to the Plan.

8.        Non-Transferability of Options.  An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

9.        Changes in Capitalization.  If any adjustment provided for in Section 13(a) of the Plan to the exercise price and the number of shares of Common Stock covered by outstanding Options would violate Applicable Laws in such a way to jeopardize the favorable tax and social security treatment of this Plan together with this Appendix B and the Options granted thereunder, then no such adjustment will be made prior to the exercise of any such outstanding Option.

10.      Information Statements to Participants.  The Company or its Subsidiary, as required under Applicable Laws, will provide to each Participant, with copies to the appropriate governmental entities, such statements of information as required by the Applicable Laws.

11.      Reporting to the Stockholders’ Meeting.  The Subsidiary of the Company, if required under Applicable Laws, will provide its stockholders with an annual report with respect to Options granted and/or exercised by its Employees in the financial year.

APPENDIX C

Neither this document, nor any option agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK Sub-Plan of the Fluidigm Corporation 1999 Stock Option Plan (as amended April 24, 2007, January 29, 2008, April 24, 2008). The Sub-Plan is exclusively available to bona fide employees and former employees of Fluidigm Corporation and its subsidiaries, if any.

FLUIDIGM CORPORATION

UK SUB-PLAN OF THE

2009 EQUITY INCENTIVE PLAN

Additional Terms and Conditions for Options received by Employees Resident in the

United Kingdom

This Sub-Plan is governed by the and all its provisions shall be identical to those of the Plan SAVE THAT (i) “Sub-Plan” shall be substituted for “Plan” where applicable, (except where the “Plan” is referred to below) and (ii) the following provisions shall be as stated in this Sub-Plan in order to accommodate the specific requirements of the laws of England and Wales and the appropriate UK tax legislation.

1.    Section 1 – Purposes of the Plan

The words “Directors and Consultants” shall be deleted.

The final sentence shall be deleted and replaced as follows;

“Options granted under the Plan shall be unapproved options.”

2.        Section 2 – Definitions

The following definitions shall not apply to the Sub-Plan:

(k) “Consultant”

(r) “Incentive Stock Option”

(o) “Nonstatutory Stock Option”

The following definitions shall be deleted and replaced as follows:

(x) “Service Provider” means an Employee.

The following definitions shall be added:

(ee) “Unapproved Option” means an Option that is neither an HM Revenue & Customs approved Company Share Option Plan nor an Enterprise Management Incentives (EMI) Option.

3.        Section 5 – Eligibility

Sections 5 shall be deleted and replaced as follows:

“Employees may be granted Unapproved Stock Options.”

4.        Section 17 – Term of Plan

Section 17 shall be deleted and replaced as follows:

This Sub-Plan shall become effective upon its adoption by the Board. It shall continue in effect for as long as the as the Plan is effective unless sooner terminated under Section 18 of the Plan.

5.        Section 6(d) – Term of Option

The second sentence of Section 6(d) shall be deleted.

6.        Section 6(e) – Option Exercise Price and Consideration

The second and third sentence Section 6(e)(i) shall be deleted in its entirety.

Section 6(e)(iii) shall be deleted and replaced as follows:

“The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) cheque, (3) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (4) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.”

7.        Section 6(f) – Exercise of Option

Section 6(f)(iv) shall be amended by deleting the words “estate or by the person(s) to whom the Option is tranferred pursuant to Participant’s will or in accordance with the laws of descent and distribution” and replacing them with the words “personal representatives.”

8.        Section 12 – Limited Transferability of Awards

This section shall be deleted in its entirety and replaced as follows:

“The Option may not be transferred in any manner other than to the personal representatives on the death of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee.”

9.        Section 21 – Stockholder Approval

This Section shall be deleted in its entirety and replaced as follows:

“Withholding Taxes.  In the event that the Company determines that it is required to account to HM Revenue & Customs for income tax (under PAYE) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to the extent arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or the Secondary NIC Liability (as defined in the Stock Option Agreement) as a result of the exercise of this Option, the Optionee, as condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all such requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any requirement to account for tax, if any, that may arise in connection with the disposition of Shares purchased by exercising this option.”